UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 7, 2022

American Virtual Cloud Technologies, Inc.
(Exact Name of registrant as Specified in Charter)

Delaware	001-38167	81-2402421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 Peachtree Street, Suite 629 Atlanta, GA	30309
(Address of principal executive offices)	(Zip code)

(404) 239-2863
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AVCT	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	AVCTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on August 25, 2022, American Virtual Cloud Technologies, Inc. (the “Company”) announced that it had retained Northland Capital Markets to advise the Company in connection with a comprehensive strategic review process that could lead to the sale of the Company or selected assets. Northland Capital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., Member FINRA/SIPC. On September 7, 2022, the Compensation Committee (the “Committee”) of the Board of Directors of American Virtual Cloud Technologies, Inc. (the “Company”) approved the American Virtual Cloud Technologies, Inc. Key Executive Incentive Plan (the “KEIP”), a performance-based cash bonus plan for certain of the Company’s senior executives, including its Chief Executive Officer, Kevin Keough, Chief Financial Officer, Adrian Foltz, and Chief Accounting Officer, Onex Evans.

The KEIP establishes an aggregate bonus pool of between 3.5% and 4.5% of the “Realizable Value” (as defined in the KEIP) to the Company following any or all of the following types of transactions completed by the Company after September 1, 2022: (i) one or more of sales of the Company’s business units, (ii) a sale of the Company’s assets as a going-concern or (iii) a transaction or series of transactions resulting in a change in control of the Company. The aggregate bonus pool would be 3.5% of Realizable Value if Realizable Value is an amount up to and including $35 million, 4.0% of Realizable Value if Realizable Value is more than $35 million but no more than $50 million, and 4.5% if Realizable Value exceeds $40 million. Each participant’s share of the aggregate bonus pool is expressed as a pro rata share of the total pool amount, subject to vesting based on the participant’s continued employment with the Company and the achievement of certain benchmarks, as set forth in the Plan. The pro rata share awards to Mr. Keough,Mr. Foltz, and Ms. Evans, as approved by the Committee on September 7, 2022 and set forth in their respective award letters under the KEIP, are 30%, 12%, and 12%, respectively. Any portion of a KEIP payment that is forfeited by a participant will be allocated among the remaining participants in accordance with their respective pro rata shares.

The foregoing summary of the KEIP and the form of award letter under the KEIP is qualified in its entirety by reference to the full text of the KEIP and form of award letter thereunder, copies of which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
10.1	American Virtual Cloud Technologies, Inc. Key Executive Incentive Plan.
10.2	Form of Award Letter under American Virtual Cloud Technologies, Inc. Key Executive Incentive Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN VIRTUAL CLOUD TECHNOLOGIES, INC.

	By:	/s/ Kevin Keough
		Name:	Kevin Keough
		Title:	Chief Executive Officer

Date: September 8, 2022

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